Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Perth Mint Physical Gold ETF (the “Trust”) on Form 10-K for the period ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Garrett Stevens, principal executive officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ J. Garrett Stevens*
J. Garrett Stevens**
Principal Executive Officer
March 15, 2019

*	The originally executed copy of this Certification will be maintained at the Administrative Sponsor’s offices and will be made available for inspection upon request.
**	The Registrant is a trust and Mr. Stevens is signing in his capacity as Principal Executive Officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the Trust.